UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 24, 2008

Duckwall-ALCO Stores, Inc.

(Exact name of registrant as specified in its charter)

Kansas	0-20269	48-0201080
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 Cottage

Abilene, Kansas 67410-2832

(Address of principal executive offices) (Zip Code)

(785) 263-3350

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 24, 2008, Duckwall-ALCO Stores, Inc. (the "Company") executed an Employment Agreement and an Incentive Stock Option Agreement, each incorporated into this Item 5.02 by reference, related to the employment of Jane Gilmartin as the Company's Executive Vice President and Chief Operating Officer.

Under the Employment Agreement, Ms. Gilmartin is an “at-will” employee of the Company. Ms. Gilmartin’s employment began on July 24, 2008 and continues until such employment is terminated by either party under Section 5 of the Employment Agreement. Under the Employment Agreement, Ms. Gilmartin is to be paid a base salary of $325,000. Ms. Gilmartin is also eligible for a bonus pursuant to a formula set forth in the Employment Agreement. The Employment Agreement further provides customary benefits and vacation features.

The Incentive Stock Option Agreement allows Ms. Gilmartin to participate in the Company's Incentive Stock Option Plan dated May 22, 2003. Under the terms of this Agreement Ms. Gilmartin is granted the right to buy 60,000 shares of the Company at a price equal to $10.25. The Grant Date of the options is July 24, 2008. The aforementioned options vest in four equal annual installments beginning July 24, 2009. The options shall expire five years from the Grant Date.

The Company issued a press release announcing the hiring of Ms. Gilmartin on July 24, 2008. A copy of the press release is furnished herewith as Exhibit 99.3, and is incorporated herein by reference.

Ms. Gilmartin, age 53, has almost 30 years of service in the retail industry. In the last five years, Ms. Gilmartin has served as the following: Senior Vice President and Chief Merchandising Officer of Levitz Furniture, Inc. from July 2006 to February 2007, Executive Vice President and Chief Merchandising Officer for Linens 'N Things from August 2005 to March 2006, Senior Vice President of Ross Stores, Inc. from November 2003 to August 2005, and Chief Executive Officer, Chairman and President of International Art, Inc. from January 2002 to November 2003. None of the previous business entities which Ms. Gilmartin has been employed by are a parent, subsidiary or an affiliate of the Company.

Other than arrangements or understandings with directors and officers of the Company acting solely in their capacity as such, there are no arrangements or understandings between Ms. Gilmartin and any other persons naming Ms. Gilmartin as an officer. There are no familial relationships between Ms. Gilmartin and any other officer or director of the Company. Since January 29, 2007, Ms. Gilmartin nor any immediate family member of Ms. Gilmartin has been a party to any transaction or currently proposed transaction in which the Company was or is a participant and the amount exceeds $120,000, and in which Ms. Gilmartin or any immediate family member had or will have a direct or indirect material interest.

Item 7.01 Regulation FD Disclosure.

Attached as Exhibit 99.1, and incorporated into this Item 7.01 by reference, is an Employment Agreement executed on July 24, 2008, by the Company and Ms. Gilmartin. Attached as Exhibit 99.2, and incorporated into this Item 7.01 by reference, is a copy of the Incentive Stock Option Agreement dated July 24, 2008. Attached as Exhibit 99.3, and incorporated into this Item 7.01 by reference, is a press release issued on July 24, 2008 by the Company.

Item 9.01.	Exhibits.

(d) Exhibits

99.1	Employment Agreement dated July 24, 2008.
99.2	Incentive Stock Option Agreement dated July 24, 2008.
99.3	Press Release dated July 24, 2008, furnished solely for the purpose of incorporation by reference into Item 5.02.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUCKWALL-ALCO STORES, INC.

Date: July 28, 2008	By:	/s/ Larry Zigerelli
Larry Zigerelli
President and Chief Executive Officer

INDEX TO EXHIBITS

99.1	Employment Agreement dated July 24, 2008.

99.2	Incentive Stock Option Agreement dated July 24, 2008.

99.3	Press Release dated July 24, 2008, furnished solely for the purpose of incorporation by reference into Item 5.02.